UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2020

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Item 1.02	Termination of Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Equity Distribution Agreement

On March 30, 2020, iCAD, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with JMP Securities LLC, as agent (“JMP Securities”). Under the Agreement, the Company may offer and sell shares of the Company’s common stock, par value $0.01 per share, from time to time during the term of the Agreement through JMP Securities, acting as agent. The Company has filed a prospectus supplement relating to the offer and sale, from time to time, of its shares of common stock having an aggregate offering price of up to $25,000,000 (the “Shares”) pursuant to the Agreement.

The Company is not obligated to sell any Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, JMP Securities will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market (“Nasdaq”), to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose. Under the Agreement, JMP Securities may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

The Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares through JMP Securities on the terms and subject to the conditions set forth in the Agreement, or (ii) termination of the Agreement as otherwise permitted by the Agreement. The Agreement may be terminated by JMP Securities or the Company at any time upon notice to the other party, or by JMP Securities at any time in certain circumstances, including the occurrence of a material adverse effect on the Company. The Company will pay JMP Securities compensation in cash equal to 3.0% of the gross proceeds from the sales of Shares pursuant to the Agreement, will reimburse JMP Securities’ expenses in connection with entering into the transactions contemplated by the Agreement in an amount up to $50,000 and an amount not to exceed $2,500 per calendar quarter during the term of the Agreement for legal fees to be incurred by JMP Securities, and has agreed to provide JMP Securities with customary indemnification and contribution rights.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-235887), which was initially filed with the Securities and Exchange Commission on January 10, 2020 and declared effective on January 31, 2020.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that may be issued pursuant to the Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Entry into Loan and Security Agreement

On March 30, 2020, the Company, along with its wholly-owned subsidiaries Xoft, Inc. and Xoft Solutions LLC, entered into a Loan and Security Agreement, dated as of March 30, 2020 (the “Loan Agreement”), with Western Alliance Bank (the “Lender“) to provide the Company with a $7 million term loan (the “Term Loan”) and a revolving loan up to $5 million (the “Revolving Loan“ and together with the Term Loan, the “Loan“). Term Loan borrowings under the Loan Agreement will bear interest at a rate of 1% above the higher of 4.25% or the prime rate published by the Western Edition of the Wall Street Journal (the “Rate“), payable on first calendar day of each calendar month during the term, commencing on April 1, 2020. Revolving Loan borrowings under the Loan Agreement will bear interest at a rate of 0.75% above the Rate, payable on the first calendar day of each month during the term that a Revolving Loan is outstanding. The Loan is collateralized by all of the assets of the Company.

All Obligations (as defined in the Loan Agreement) shall bear interest during an Event of Default (as defined in the Loan Agreement) at a rate equal to 5% above the interest rate applicable immediately prior to the occurrence of the Event of Default (as defined in the Loan Agreement). The Term Loan has a maturity date of March 1, 2024. The Term Loan has an interest-only period of approximately 18 months, which could be extended by an additional six months if certain conditions are met, followed by an amortization period of 30 months, or 24 months if the interest-only period is extended. The Revolving Loan may be repaid and reborrowed at any time until its maturity date of March 30, 2022.

The Company paid the Lender an aggregate fee of $42,500 upon entry into the Loan Agreement plus the customary documentation expenses of the Lender. On the first anniversary of the funding date, the Company will pay a $15,000 collateral management fee to the Lender. On the earlier of the Term Loan maturity date, acceleration of the Term Loan or prepayment of the Term Loan, the Company will pay a fee to the Lender of 1.75% of the original principal amount of the Term Loan (increased to 5% if the Company fails to raise a specified amount from the sale of its equity securities by September 30, 2020) unless the facility is refinanced solely by the Lender. If the Company either terminates the Agreement or the Revolving Line is accelerated prior to the maturity date of the Revolving Line, it will pay to Lender a fee of 1% of the amount of the Revolving Line.

The Term Loan may be prepaid at any time in full; provided that a prepayment fee is required to be paid upon prepayment. If the Term Loan is prepaid on or prior to March 30, 2021, the prepayment fee is equal to 3% of the repaid principal amount; if the Term Loan is prepaid after March 30, 2021 and on or prior to March 30, 2022, the prepayment fee is equal to 2% of the repaid principal amount; and if the Term Loan is prepaid after March 30, 2022, the prepayment fee is equal to 1% of the repaid principal amount.

The Loan Agreement includes representations and warranties, covenants, and events of default customary for financing transactions of this type. The Loan Agreement also includes financial covenants tied to minimum revenue and maximum net loss. The foregoing description of the Loan Agreement is not a complete description of all terms and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with the extension of the Term Loan, the Company repaid its obligations in the aggregate amount of $4,044,580 under and terminated its Loan and Security Agreement entered into on August 7, 2017, as amended, with Silicon Valley Bank, and its collateral securing such facility was released.

Item 8.01	Other Events.

The Company is supplementing the risk factors contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 11, 2020, with the following risk factor.

We expect the novel coronavirus (COVID-19) pandemic to have a significant effect on our results of operations. In addition it has resulted in significant financial market volatility, and its impact on the global economy appears to be significant. A continuation or worsening of the pandemic will have a material adverse impact on our business, results of operations and financial condition and on the market price of our common stock.

On March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. As a provider of devices and services to the health care industry, our operations have been materially affected. Significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our continuing operations and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. Although we do not provide guidance to investors relating to our results of operations, and we do not have final results for the quarter, we expect that our results for the quarters ending March 31, 2020 and June 30, 2020, will reflect a negative impact from, among other things, the global pandemic as shipping, logistics, acceptance and installation and training have been delayed and ordering patterns disrupted. Depending upon the duration and severity of the pandemic, the continuing effect on our results over the long term is uncertain.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, such as statements regarding the sale of Shares under the Agreement, if any, the intended use of proceeds, as well as termination of the Agreement. These statements are subject to uncertainties and risks including, but not limited to, the risks identified in reports filed from time to time with the Securities and Exchange Commission. All such forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Dentons US LLP

10.1	Equity Distribution Agreement, dated as of March 30, 2020, by and between iCAD, Inc. and JMP Securities LLC

10.2	Loan and Security Agreement, dated as of March 30, 2020, by and between Western Alliance Bank, iCAD, Inc., Xoft, Inc. and Xoft Solutions LLC*

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

*

Portions of this exhibit, marked by brackets, have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: March 31, 2020